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                                                                      EXHIBIT 15


The Stockholders and Board of Directors
First Data Corporation


We are aware of the incorporation by reference in the Registration Statements (Forms S-8 No. 33-66368, No. 33-47234, No. 33-48578, No. 33-82826, No. 33-87338,
No. 33-90992, No. 33-62921, No. 33-98724, No. 33-99882, No. 333-09017, No. 333-
09031, No. 333-28857, No. 333-68689, No. 333-81691, No. 333-85715, No. 333-90719
and No. 333-93703, Forms S-3 No. 333-56748, No. 333-56028 and No. 333-24667, and
Form S-4 No. 333-15497) of First Data Corporation of our reports dated April 11, July 11, and October 8, 2001 relating to the unaudited consolidated interim financial statements of First Data Corporation which are included in its Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2001.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.





                                                   Ernst & Young LLP

October 30, 2001
Denver, Colorado

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